Third Quarter 2012

Financial Results

Supplemental Slides



Omnicare

Forward-Look Statements

Certain of the statements made today and listed within the following presentation slides are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed in this presentation. Such forward-looking statements are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially.

These forward-looking statements speak only as of the date this presentation was originally given. We undertake no obligation to publicly release the results of any revisions to the forward-looking statements made today, to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

To facilitate comparisons and enhance understanding of core operating performance, certain financial measures have been adjusted from the comparable amount under Generally Accepted Accounting Principles (GAAP). A detailed reconciliation of adjusted numbers to the most comparable GAAP numbers is posted under "Supplemental Financial Data" in the Investors section of our website at http://ir.omnicare.com. Additionally, all amounts are presented on a continuing operations basis, unless otherwise stated.

Table of Contents

Omnicare

Third Quarter 2012 Highlights

- Gross profit 7.3% higher year-over-year to $371.3M on 232 bps margin increase
- Adjusted EBITDA[1][2] increased 9.5% year-over-year to $172.2M
- Adjusted Cash-Based EPS[1][2] of $0.86; 16.2% increase over $0.74 in 3Q11
- Long-Term Care Group third-quarter performance:
  - Net sales 8.0% lower vs. 3Q11; generic dispensing rate increased 480 bps year-over year (100 bps sequentially) to 83.4% (lowering net sales but increasing gross profit)
  - Adjusted operating income [1][2] increased 10.0% year-over-year to $154.4M
- Specialty Care Group third-quarter performance:
  - Net sales increased 21.3% year-over-year to $332.6M
  - Adjusted operating income [1][2] increased 25.8% year-over-year to $33.2M
- Quarterly cash flows from continuing operations of $196.3M; increased 17.5% year-over-year
- $45.8 million returned to shareholders through share repurchases and dividends (23.3% of cash flows from operations)



1. Excludes special items. A reconciliation of non-GAAP information to the most comparable GAAP measures has been attached to our press release and is also available on our Web site under 'Supplemental Financial Data' from the 'Investors' page
2. From continuing operations

Omnicare

Operating Metrics
Script Data

(In thousands, except %s)	Sequential 3Q 2012	Sequential 2Q 2012	Increase / (Decrease)	Prior Year 3Q 2011	Increase / (Decrease)
Long-Term Care Group Scripts:					
Generic scripts dispensed	20,586	20,528	0.3%	20,786	(1.0%)
Branded scripts dispensed	4,083	4,372	(6.6%)	4,123	(1.0%)
Over-the-counter scripts dispensed	3,492	3,492	0.0%	3,526	(1.0%)
Total LTC Group scripts	28,162	28,392	(0.8%)	28,435	(1.0%)
Specialty Care Group Scripts	1,675	1,738	(3.6%)	1,677	(0.1%)
Total scripts dispensed	29,836	30,131	(1.0%)	30,112	(0.9%)
Generic dispensing rate (1)	83.4%	82.4%	100 bps	78.6%	480 bps



Generic Dispensing Rate (1)
85%
80%
75%
70%
83.4%
73.4%
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12

- *LTC scripts were down year-over-year due primarily to lower average beds served, slightly weaker utilization*
- *Generic dispensing rate climbed 100 bps sequentially to 83.4% due primarily to generic launches for several branded drugs, including Actos, Diovan and Singulair.*
- *SCG scripts decreased 3.6% sequentially, reflecting the discontinuation of two manufacturer PAP programs due to patent expiration and new DEA regulations around controlled substances negatively impacting hospice scripts.*

1. Generic prescriptions dispensed as a percentage of Long-Term Care segment scripts excludes over-the-counter scripts

Omnicare

Operating Metrics
Long-Term Care Bed Data

(In thousands)	Sequential 3Q 2012	Sequential 2Q 2012	Increase / (Decrease)	Prior Year 3Q 2011	Increase / (Decrease)
Beds served:					
Beginning of period - LTC Beds	977	986	(9)	1,003	(26)
Net change in beds served	3	(9)	12	5	(2)
End of period - LTC Beds	980	977	3	1,008	(28)
Patient related beds [(1)]	928	924	4	940	(12)
Other beds [(2)]	52	53	(1)	68	(16)
End of period - LTC Beds	980	977	3	1,008	(28)

- *Annualized retention rate for 3Q12 of 92.6%; 100bps increase vs. 3Q11*
- *Service-related bed losses decreased 39.6% from the prior year*
- *Net change in 3Q12 includes approximately 3,000 beds lost on disposal of Canadian pharmacy operations*
- *Beds added by acquisition:*
  - *3Q12 – 13,500*
  - *2Q12 – 0*
  - *3Q11 – 18,000*

1. Includes skilled nursing facilities, assisted living facilities and development disabilities facilities
2. Includes other facilities such as correctional facilities, respiratory only beds and other beds

Gross Profit & Adjusted Operating Income (1)(2)

In millions, except per share data and %s	Sequential 3Q 2012	Sequential 2Q 2012	Increase / (Decrease)	Prior Year 3Q 2011	Increase / (Decrease)
Net sales	$1,501.3	$1,536.0	(2.3%)	$ 1,544.4	(2.8%)
Cost of sales	1,130.1	1,168.7	(3.3%)	1,198.3	(5.7%)
Gross profit	$ 371.3	$ 367.3	1.1%	$ 346.1	7.3%
Rate	24.73%	23.91%	82 bps	22.41%	232 bps
SG&A expenses	203.6	201.9	0.8%	191.3	6.4%
Provision for doubtful accounts	24.0	24.1	(0.4%)	24.3	(1.2%)
Adjusted operating income (2)	143.7	141.4	1.6%	130.5	10.1%
Rate	9.57%	9.21%	36 bps	8.45%	112 bps

- *3Q12 gross profit increased 7.3% over 3Q11 on 232 bps improvement in gross margin*
  - *Due principally to increased availability and utilization of generic drugs, drug price inflation, operating efficiencies and growth in the Specialty Care Group, all of which more than offset pricing and reimbursement reductions*
- *Adjusted operating income from continuing operations increased 10.1%; adjusted operating margin up 112 bps vs. 3Q11*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Excludes special items. A reconciliation of non-GAAP information to the most comparable GAAP measures has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com
3. Does not include cash-based EPS adjustments

Omnicare

Adjusted Net Income & Cash-based EPS(1)(2)

In millions, except per share data and %s	Sequential 3Q 2012	Sequential 2Q 2012	Increase / (Decrease)	Prior Year 3Q 2011	Increase / (Decrease)
Adjusted operating income	$ 143.7	$ 141.4	1.6%	$ 130.5	10.1%
Adjusted interest expense, net of investment income	(24.9)	(25.5)	(2.4%)	(29.7)	(16.2%)
Adjusted income before income taxes	118.8	115.8	2.6%	100.9	17.7%
Income taxes	(46.5)	(44.8)	3.8%	(38.6)	20.5%
Adjusted net income from continuing operations	72.3	71.1	1.7%	62.3	16.1%
Intangible asset amortization - after tax	6.9	6.6	4.5%	6.0	15.0%
Goodwill amortization - tax deduction	10.9	10.9	0.0%	13.2	-17.4%
Contingent convertible debenture interest - tax deduction	5.7	5.7	0.0%	3.1	83.9%
Adjusted cash earnings from continuing operations	95.8	94.2	1.7%	84.5	13.4%
Weighted average diluted shares outstanding	112.0	113.5	(1.3%)	114.6	(2.3%)
Adjusted cash earnings per diluted share from continuing operations	$ 0.86	$ 0.83	3.6%	$ 0.74	16.2%
Adjusted operating income	$ 143.7	$ 141.4	1.6%	$ 130.5	10.1%
Adjusted depreciation and amortization	28.5	28.9	(1.4%)	26.7	6.7%
Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations	172.2	170.3	1.1%	157.2	9.5%

- *Adjusted interest expense, net of investment income, decreased approximately 16.2% year-over-year due to debt repayment and recent capital restructuring initiatives*
- *Adjusted cash earnings per diluted share from continuing operations increased 16.2% over 3Q11 due primarily to increased generic utilization, improved operating efficiencies and Specialty Care Group growth*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Each adjusted item excludes special items. A reconciliation of non-GAAP information to the comparable GAAP measures has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com

Omnicare

Adjusted Operating Income by Segment [1]

In millions, except %s	Sequential 3Q 2012	Sequential 2Q 2012	Increase / (Decrease)	Prior Year 3Q 2011	Increase / (Decrease)
Long-Term Care Group					
Net sales	$ 1,165.7	$ 1,202.8	(3.1%)	$ 1,266.6	(8.0%)
Adjusted operating income from continuing operations[2]	154.4	150.8	2.4%	140.3	10.0%
Rate	13.24%	12.54%	70 bps	11.08%	216 bps
In whole numbers					
Per script data:					
Net sales / script [3]	$ 41.4	$ 42.4	(2.4%)	$ 44.2	(6.3%)
Adjusted operating income / script [2][3]	5.5	5.3	3.8%	4.9	12.2%

In millions, except %s	Sequential 3Q 2012	Sequential 2Q 2012	Increase / (Decrease)	Prior Year 3Q 2011	Increase / (Decrease)
Specialty Care Group					
Net sales	$ 332.6	$ 330.1	0.8%	$ 274.1	21.3%
Adjusted operating income from continuing operations[2]	33.2	31.9	4.1%	26.4	25.8%
Rate	9.97%	9.65%	32 bps	9.64%	33 bps

- *Long-Term Care Group adjusted operating income benefited from improved efficiencies, the benefit from new low-cost generics*
- *Specialty Care Group adjusted operating income driven [primarily by specialty pharmacy, manufacturer services businesses]*
- *Adjusted operating loss for Corporate/Other segment[3] in 3Q12 was $43.8M*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Excludes special items. A reconciliation of non-GAAP information to the most comparable GAAP measure has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com
3. Includes all Long-Term Care Group scripts dispensed

Omnicare

Cash Flows (1)

In millions, except %s	Sequential 3Q 2012	Sequential 2Q 2012	Increase / (Decrease)	Prior Year 3Q 2011	Increase / (Decrease)
Net income	$ 61.4	$ 18.7	228.3%	$ 27.9	(120.1%)
Loss from discontinued operations	-	-	-	9.9	(100.0%)
Adjustments to reconcile net income to net cash flows from operating activities:					
Depreciation expense	13.8	12.4	11.3%	11.6	19.0%
Amortization expense	20.6	22.4	(8.0%)	21.2	(2.8%)
Debt redemption costs, net	-	35.1	-	-	-
Other operating activities	8.3	65.2	(87.3%)	(9.6)	(186.5%)
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses	92.3	(33.6)	(374.7%)	106.1	(13.0%)
Net cash flows from operating activities of continuing operations	196.3	120.2	63.3%	167.1	17.5%
Net cash flows from operating activities of discontinued operations	-	-	0.0%	0.4	0.0%
Net cash flows from operating activities	$ 196.3	$ 120.2	63.3%	$ 167.5	17.2%
Capital expenditures	25.0	26.2	(4.6%)	20.9	19.6%
Dividends paid	15.2	7.7	97.4%	4.5	237.8%
Free cash flow from continuing operations (2)	$ 156.1	$ 86.3	80.9%	$ 141.7	10.2%

- *Third quarter operating cash flows of $196M bring year-to-date cash flows to $417M, including $50M DEA settlement payment in 2Q12*
- *Contribution to cash flows from working capital improvements not expected to remain at 3Q12 levels in future quarters*
- *Capital expenditures continued at elevated levels due to investments in the development of a new Oracle-based ERP platform and other technology and automation initiatives.*



1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Free cash flow from continuing operations does not fully reflect the ability to freely deploy cash as it does not reflect required payments on indebtedness and other obligations

Omnicare

Cash Deployment

In millions, except %s	3Q 2012	2Q 2012	Increase / (Decrease)	3Q 2011	Increase / (Decrease)
Net cash flows from operating activities of continuing operations (reported)	$ 196.3	$ 120.2	63.2%	$ 167.1	17.5%
Capital expenditures	25.0	26.2	(4.6%)	20.9	19.9%
Acquisitions	33.8	-	-	82.3	(58.9%)
Net debt and long term borrowings repayment [1]	9.4	30.7	(69.4%)	(148.7)	(106.3%)
Capital returned:					
Dividends paid	$ 15.2	$ 7.7	97.4%	$ 4.5	238.8%
Share repurchases	30.6	58.0	(47.2%)	50.1	(38.9%)
Total capital returned	45.8	65.7	(30.3%)	54.6	(16.1%)
% of net cash flows from operating activities of continuing operations	*23.3%*	*54.6%*	*-3,131 bps*	*32.7%*	*-935 bps*



Capital Returned to Shareholders [2]
(In millions, except %s)
$200
$150
$100
$50
$-
8.0%
6.0%
4.0%
2.0%
0.0%
YTD 3Q11
YTD 3Q12
Dividends Paid
Share Repurchases
% Returned

- *Repurchased an additional 0.9 million shares ($30.6 million) during 3Q12 (3.4M shares repurchased 3Q12 YTD).*
- *Dividend doubled during 3Q12 to $0.14/share.*
- *23.3% of cash flow from operations returned to shareholders (34.0% for 3Q12 YTD).*
- *$498.0 million of share repurchase authorization remaining as of September 30, 2012.*

1. In 2Q12, Omnicare repurchased $25M in 3.25% convertible senior debentures, due 2035. In 3Q11, Omnicare repurchased $25M in 6.125% senior subordinated debt, due 2013 and $450M in 6.875% senior subordinated debt, due 2015.
2. Cumulative % Returned = (Dividends Paid + Share Repurchases) / 9/30/12 Market Capitalization of $3,803.0 million

Capital Structure



Major Debt Maturity Schedule(1)
(in $ millions)
$1,800
$1,500
$1,200
$900
$600
$300
$0
2010
2015
2020
2025
2030
2035
2040
As of 9/30/10
As of 9/30/12

Unsecured term loan and credit facility amendment completed in 3Q12 extended maturities by one year and decreased interest rates

1. Assumes convertible debentures due 2035 are put to the Company in 2015 with related tax recapture included. Debt amounts shown are exclusive of unamortized debt discount.

Omnicare

2012 Guidance

	Original Guidance (1)	Previous Guidance (1)	Current Guidance (1)
• Revenue	$6.1B to $6.2B	$6.1B to $6.2B	$6.1B to $6.2B
• Adjusted cash earnings per diluted share(2)	$3.10 to $3.20	$3.22 to $3.28	$3.30 to $3.36
• Cash flow from operations(3)	$400M to $500M	$425M to $525M	$500M to $550M

Increased guidance reflects strong performance in 3Q12

1. Original guidance provided on 2/23/12; previous guidance provided on 7/25/12; current guidance provided on 10/31/12
2. Excludes special items. A description of special items has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com
3. Excludes settlement payments

Omnicare

Appendix


Omnicare

Working Capital Management
Five Quarter Trend[1]



40
30
20
10
0
75
69
63
57
51
27.5
32.2
26.3
27.3
27.7
56.8
55.0
56.7
55.2
55.3
3Q11
4Q11
1Q12
2Q12
3Q12
Days of Inventory On Hand (DOH)
Days Sales Outstanding (DSO)

1. DOH = Ending Inventory / (Quarterly Cost of Sales / Days in Quarter)
DSO = Ending Account Receivable / (Quarterly Sales / Days in Quarter)

Selected Branded Drug Patent Expirations(1),(2)

3Q 2012	4Q 2012	FY 2013
Actos	Atacand	Aciphex
Actos Plus	Comtan	Asacol
Detrol IR	Diovan IR	Cerezyme
Diovan/HCTZ	Evoxac	Cymbalta
Dovenex CM	Gabitril	Fosamax D
Fazaclo	Maxalt	Fosrenol
Singulair	Mucinex (re-launch)	Lescol XR
Symbyax	Revatio	Lidoderm
Trileptal Susp. (re-launch)	Sancutra XR	Lunesta
Xopenex Neb		Lupron Depot
Ziagen		Niaspan SR
		Oxycontin
		Prevacid Soltab (re-launch)
		Renagel
		Rilutek
		Temodar
		Travatan Z
		Tricor
		Valcyte
		Xeloda

1. All generic launches are subject to change due to litigation or pediatric exclusivity
2. Drugs already launched shown in gray and italics

Omnicare

Third Quarter 2012

Financial Results

Supplemental Slides



Omnicare